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                                  Exhibit 5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




                         Independent Auditors' Consent



The Board of Directors
Paragon Life Insurance Company

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Registration Statement and Prospectus of Separate Account D of Paragon Life Insurance Company.


                             /s/ KPMG Peat Marwick, LLP



St. Louis, Missouri
February 26, 1998